                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Cholestech Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             CHOLESTECH CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 19, 1999
                            ------------------------

TO THE SHAREHOLDERS OF CHOLESTECH CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of CHOLESTECH CORPORATION, a corporation organized under the laws of the State of California, will be held at the Fairmont Hotel Atop Nob Hill located at 950 Mason Street in San Francisco, California 94108, on Thursday, August 19, 1999, at 10:00 a.m. Pacific Time, for the following purposes:

     1. To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending March 31, 2000.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on June 25, 1999 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Andrea J. Tiller
                                          Chief Financial Officer

July 8, 1999

                             YOUR VOTE IS IMPORTANT

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                             CHOLESTECH CORPORATION
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being furnished to the shareholders of Cholestech Corporation ("Cholestech" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1999 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Fairmont Hotel Atop Nob Hill located at 950 Mason Street in San Francisco, California 94108, on Thursday, August 19, 1999 at 10:00 a.m. Pacific Time. The Company's principle executive office is located at 3347 Investment Boulevard, Hayward, California 94545, and its telephone number at that address is (510) 732-7200.

     These proxy solicitation materials and the Annual Report to Shareholders for the fiscal year ended March 26, 1999, including financial statements, were first mailed on or about July 21, 1999 to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

     Shareholders of record at the close of business on June 25, 1999 of the Company's Common Stock, no par value ("Common Stock"), are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, 11,517,412 shares of Common Stock were outstanding and entitled to vote and held by approximately 256 shareholders of record. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXY

     A proxy may be revoked by a shareholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment.

VOTING AND SOLICITATION

     Each shareholder is entitled to one vote for each share held. Each shareholder voting in the election of directors (Proposal One) may cumulate such shareholder's votes. This means a shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more candidates than the number of directors to be elected (six). However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote. A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

     This solicitation of proxies is made by the Company. The cost of soliciting votes will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or by facsimile.

DEADLINE OF RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2000 Annual Meeting of Shareholders must be received by the Company no later than March 10, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to the meeting.

     The attached proxy card grants proxy holders discretionary authority to vote on any matter properly raised at the Annual Meeting of Shareholders. If a shareholder intends to submit a proposal at the Company's Year 2000 Annual Meeting of Shareholders which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the shareholder must give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than May 24, 2000. If such shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's Annual Meeting of Shareholders in the year 2000.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     A Board of six (6) members is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six (6) nominees named below, all of who are presently directors of the Company. In any event, the proxy holders cannot vote the proxies for a greater number of persons than six (6). In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until such director's successor has been duly elected and qualified.

VOTE REQUIRED AND BOARD RECOMMENDATION

     If a quorum is present and voting, the six (6) nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Abstentions and "broker non-votes" are not counted in the election of directors.

NOMINEES

     The names of the nominees and certain information about them are set forth below.

          NAME OF NOMINEE             AGE         POSITION WITH THE COMPANY        DIRECTOR SINCE
          ---------------             ---         -------------------------        --------------
Harvey S. Sadow,                      76    Chairman of the Board                       1990
  Ph.D.(1)(2)(3)(4).................

Warren E. Pinckert II(3)(4).........  56    President, Chief Executive Officer          1993
                                            and Director

Joseph Buchman M.D.(1)..............  69    Director                                    1994

John L. Castello(2)(3)(4)...........  63    Director                                    1993

John H. Landon(2)(4)................  58    Director, Vice Chairman of the Board        1997

Larry Y. Wilson(1)..................  49    Director                                    1998

---------------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

(3) Member of the Governance Committee

(4) Member of the Nominating Committee

     There is no family relationship between any director or executive officer of the Company.

     Harvey S. Sadow, Ph.D. has been a director of the Company since January 1990 and has served as Chairman of the Board since 1992. Dr. Sadow was President and Chief Executive Officer of Boehringer Ingelheim Corporation, a health care company, from 1971 to 1988, and of Boehringer Ingelheim Pharmaceuticals, Inc., an ethical specialty pharmaceutical company, from 1984 to 1988. In 1988, upon his retirement, Dr. Sadow became Chairman of the Board of Directors of both Boehringer Ingelheim Corporation and Boehringer Ingelheim Pharmaceuticals, Inc. Dr. Sadow retired as Chairman of both companies in 1990 but remained on their Boards of Directors until 1992. Dr. Sadow is a director of Anika Therapeutics, Inc., a hyaluronic acid technology specialty company; a director of Trega Biosciences, Inc., a drug discovery company and a director of several privately held companies in the health care field. Dr. Sadow earned a B.S. from the Virginia Military Institute, a M.S. from the University of Kansas and a Ph.D. from the University of Connecticut.

     Warren E. Pinckert II has served as President, Chief Executive Officer and a director of the Company since June 1993. Mr. Pinckert served as Executive Vice President of Operations of the Company from 1991 to June 1993 and as Chief Financial Officer and Vice President of Business Development of the Company from 1989 to June 1993. Mr. Pinckert also served as Secretary of the Company from 1989 to January 1997. Prior to joining the Company, Mr. Pinckert was Chief Financial Officer of Sunrise Medical Inc., an international durable medical equipment manufacturer, from 1983 to 1989. Mr. Pinckert also serves on the Board of Directors of PacifiCare Health Systems, Inc., a managed care organization. Mr. Pinckert earned a B.S. in Accounting and a M.B.A. from the University of Southern California and is a certified public accountant.

     Joseph Buchman, M.D. has been a director of the Company since July 1994. Dr. Buchman is a practicing physician with a private practice in Connecticut. Dr. Buchman is a certified member of the American Board of Internal Medicine and Cardiovascular Disease. Dr. Buchman is currently Director of the Preventive Cardiology Program for Danbury Hospital Health Services, and has been a member of the Cardiothoracic and Vascular Group, a professional corporation in Connecticut, since 1992. Prior to 1992, Dr. Buchman maintained a private practice. Dr. Buchman has published numerous articles on the subject of coronary risk factors. Dr. Buchman earned a B.A. from Wesleyan University and a M.D. from New York University, College of Medicine.

     John L. Castello has been a director of the Company since August 1993. Mr. Castello is the President, Chief Executive Officer, and Chairman of the Board of XOMA Ltd. ("XOMA"), a biotechnology company. Mr. Castello joined XOMA in April 1992 as President and Chief Executive Officer after serving as President of the Ares Serono Group, Inc., a Swiss ethical pharmaceutical company, from 1986 to 1991, and prior to that Mr. Castello was Chairman and Chief Executive Officer of Ares Serono Inc. from August 1991 to April 1992. From 1977 to 1986, Mr. Castello held senior management positions at Amersham International PLC and Abbott Laboratories. Mr. Castello also serves on the Board of Directors of Metra Biosystems. Mr. Castello earned a B.S. in Mechanical and Industrial Engineering from Notre Dame University.

     John H. Landon has been a director of the Company since December of 1997. Mr. Landon served as Vice President and General Manager, Medical Products of E.I. DuPont de Nemours & Company, Inc. ("DuPont") from 1992 to 1996. Prior to that, Mr. Landon served in various capacities at DuPont, including Vice President and General Manager, Diagnostics and Biotechnology from 1990 to 1992, Director of Diagnostics from 1988 to 1990, Business Director of Diagnostic Imaging from 1985 to 1988 and in various other professional and management positions at DuPont from 1962 to 1985. Mr. Landon is also a director of Digene Corporation and a director and member of the Executive Committee of Christiana Care Corporation, a firm created by the merger of the Medical Center of Delaware, Mid-Atlantic Health Systems, and several other healthcare entities. Previously, Mr. Landon served as a director of The DuPont Merck Pharmaceutical Company and the Health Industry Manufacturers Association. Mr. Landon earned a B.S. in Chemical Engineering from the University of Arizona.

     Larry Y. Wilson has been a director of the Company since May 1998. Since 1987, Mr. Wilson has served as the Executive Vice President and Chief Operating Officer of Catholic Healthcare West ("Catholic Healthcare"), a health care system that operates 48 acute care facilities and eight medical groups in Arizona, California and Nevada. Prior to that time, Mr. Wilson served as the Executive Vice President and Chief Financial Officer of Mercy Health System, a predecessor of Catholic Healthcare, from 1983 to 1986 and as a principal of the Health and Medical Division of Booz Allen & Hamilton, a consulting company, from 1979 to 1983. Mr. Wilson also serves as a director of PriMed Medical Management, Inc., the entity that operates the Hill Physicians Medical Group. Mr. Wilson earned a A.B. in English from Harvard University and an M.B.A. from Stanford University.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held five (5) meetings in fiscal 1999 and all directors attended at least 75 percent of the meetings of the Board and Committees of which they were members at the time of such meetings. The Board of Directors has an Audit Committee, a Compensation Committee, a Governance Committee and a Nominating Committee. The Audit Committee is comprised of Messrs. Wilson, Buchman and Sadow. The Compensation Committee is comprised of Messrs. Castello, Sadow, and Landon. The Governance Committee is comprised of Messrs. Sadow, Pinckert and Castello. The Nominating Committee is comprised of Messrs. Sadow, Pinckert, Castello and Landon.

     The Audit Committee held five (5) meetings during fiscal 1999. The responsibilities of the Audit Committee include recommending to the Board the selection of the independent accountants and reviewing the Company's internal accounting controls. The Audit Committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the practices and procedures of the independent accountants, the scope of the annual audit, accounting controls, practices and policies, and the relationship between the Company and its independent accountants, including the availability of Company records, information and personnel.

     The Compensation Committee of the Board of Directors held one (1) meeting during fiscal 1999. The Compensation Committee focuses on executive compensation, incentive and other forms of compensation for directors, officers and other employees and the administration of the Company's various compensation and benefit plans.

     The Governance Committee of the Board of Directors was formed by the Board in June 1998 and did not meet in fiscal 1999. The purpose of the Governance Committee is to ensure that the Board is operating efficiently and effectively.

     The Nominating Committee of the Board of Directors did not meet during fiscal 1999. The Nominating Committee recommends to the Board of Directors candidates for nomination to the Board of Directors. The Nominating Committee will consider nominees recommended by shareholders. Shareholders making such recommendations should follow the procedures outlined above under "Deadline of Receipt of Shareholder Proposals."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of directors Castello, Sadow, and Landon. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members. Mr. Pinckert, President, Chief Executive Officer and director of the Company, participated in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Pinckert was excluded from discussions regarding his own salary and incentive compensation.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     The following table sets forth, as of June 25, 1999 information relating to the beneficial ownership of the Company's Common Stock as to (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) by each director, (iii) by each of the executive officers named in the table under "Executive Compensation -- Summary Compensation Table" and (iv) by all directors and executive officers as a group. Except as otherwise noted, the shareholders named in the table have sole voting, and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable common property laws. In addition, except as otherwise noted, the address for each owner is c/o Cholestech Corporation, 3347 Investment Boulevard, Hayward, CA 94545-3808.

                                                SHARES OF COMMON STOCK        PERCENT OF
                                                  BENEFICIALLY OWNED     OUTSTANDING SHARES(1)
                                                ----------------------   ---------------------
Kopp Investments Advisors, Inc.(2)............        1,648,050                  14.3%
Warren E. Pinckert II(3)......................          453,620                   3.9%
Andrea J. Tiller(4)...........................           79,405                     *
Harvey S. Sadow, Ph.D.(5).....................           78,224                     *
Steve L. Barbato(6)...........................           74,269                     *
Robert J. Dominici(7).........................           73,956                     *
John L. Castello(8)...........................           47,500                     *
Joseph Buchman(9).............................           38,000                     *
Gary E. Hewett(10)............................           16,881                     *
John H. Landon(11)............................           15,000                     *
Larry Y. Wilson(12)...........................           15,000                     *
All current Directors and executive officers
  as a group (10 persons)(13).................          891,855                   7.7%

---------------
  *  Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal shareholders. Applicable percentage of ownership is based on 11,597,000 shares of Common Stock outstanding as of June 25, 1999 together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after June 25, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

 (2) Reflects ownership as reported on Schedule 13G/A dated February 3, 1999 with the Commission by Kopp Investment Advisors, Inc. ("KIA"). Represents shares beneficially owned by (i) KIA, a registered investment advisor, (ii) Kopp Holding Company ("Holding") and (iii) LeRoy C. Kopp individually and through his ownership of a controlling interest in KIA, his position as sole stockholder of Holding and his individual interests. KIA has sole voting power over 634,500 shares of the Company's Common Stock, sole dispositive power over 445,000 and shared dispositive power over 1,063,050 shares of the Company's Common Stock. Holding has beneficial ownership over 1,508,500 shares. Mr. Kopp has sole voting and dispositive power over 140,000 shares of Common Stock and beneficial ownership over 1,648,050 shares of Common Stock.

 (3) Includes 326,878 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 25, 1999.

 (4) Includes 66,457 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 25, 1999.

 (5) Includes 60,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 25, 1999.

 (6) Represents 74,269 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 25, 1999.

 (7) Includes 68,956 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 25, 1999.

 (8) Represents 47,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 25, 1999.

 (9) Represents 38,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 25, 1999.

(10) Includes 1,875 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 25, 1999.

(11) Represents 15,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 25, 1999.

(12) Represents 15,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 25, 1999.

(13) Includes 713,935 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 25, 1999.

                                  PROPOSAL TWO

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 2000, and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     PricewaterhouseCoopers LLP has been the Company's independent accountants since 1990. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table shows compensation paid by the Company for services rendered during fiscal years 1999, 1998, and 1997 for the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") whose compensation exceeded $100,000 in fiscal 1999. Bonuses listed as paid in fiscal 1999, were earned during fiscal 1998 and accrued as part of fiscal 1998 expenses, although actual payments to the Named Executive Officers occurred in the first fiscal quarter of 1999.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                                  ANNUAL COMPENSATION            AWARDS
                                            -------------------------------   ------------
                                                               OTHER ANNUAL    SECURITIES     ALL OTHER
                                            SALARY    BONUS    COMPENSATION    UNDERLYING    COMPENSATION
    NAME AND PRINCIPAL POSITION      YEAR     ($)      ($)        ($)(1)       OPTIONS(#)       ($)(2)
    ---------------------------      ----   -------   ------   ------------   ------------   ------------
Warren E. Pinckert II(3)...........  1999   223,192   60,000                     65,000         4,478
  President and Chief Executive      1998   194,167                              40,000         5,308
  Officer                            1997   167,461    8,000                    115,000         4,378
Steven L. Barbato..................  1999   142,267   32,216                     25,000         5,841
  Vice President of Operations       1998   130,833                              25,000         7,512
                                     1997   114,005    5,250                     50,000         5,995
Robert J. Dominici(4)..............  1999   114,548                             265,000           143
  Executive Vice President of        1998
  Marketing and Sales                1997
Gary E. Hewett(5)..................  1999   145,944   15,000      3,252          15,000         4,212
  Vice President and                 1998   144,646               6,661          25,000         4,375
  Chief Scientific Officer           1997   137,150    6,500      2,225          17,500         3,394
Andrea J. Tiller(6)................  1999   145,436   33,548                     25,000         2,295
  Vice President of Finance,         1998   130,833                              25,000         2,656
  Chief Financial Officer,           1997    42,147                              80,000           868
  Treasurer and Secretary

---------------
(1) The amounts described hereunder were paid by the Company in connection with the Company's Research and Development Incentive Program.

(2) The amounts described hereunder were paid by the Company for premiums on group term life insurance, medical and dental insurance and long term disability insurance

(3) In August, 1998, Mr. Pinckert took a voluntary 10% reduction in his Salary.

(4) Mr. Dominici joined the Company as its Executive Vice President of Marketing and Sales in August, 1998.

(5) Mr. Hewett resigned from the Company as its Chief Scientific Officer effective March 26, 1999. Mr. Hewett continues to be affiliated with the Company on a consulting basis for a minimum of one year from his resignation date.

(6) Ms. Tiller joined the Company as its Chief Financial Officer in December, 1996.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended March 26, 1999. All such options were awarded under the Company's 1997 Stock Incentive Program.

                                                            INDIVIDUAL GRANTS                POTENTIAL VALUE(1)
                                                % OF         EXERCISE PRICE     EXPIRATION   -------------------
             NAME               NUMBER(2)     TOTAL(3)        PER SHARE(4)         DATE         5%        10%
             ----               ---------   -------------   -----------------   ----------   --------   --------
Warren E. Pinckert II.........    40,000         4.07%           $11.875         6/23/03     $131,234   $289,992
                                  25,000         2.54%             2.000         3/25/04       13,814     30,526
Steven L. Barbato.............    15,000         1.53%            11.875         6/23/03       49,213    108,747
                                  10,000         1.02%             2.000         3/25/04        5,526     12,210
Robert J. Dominici............   250,000        25.45%             6.000         8/20/03      414,422    915,765
                                  15,000         1.53%             2.000         3/25/04       49,213    108,747
Gary E. Hewett................    15,000         1.53%            11.875         6/23/03       49,213    108,747
Andrea J. Tiller..............    15,000         1.53%            11.875         6/23/03       49,213    108,747
                                  10,000         1.02%             2.000         3/25/04        5,526     12,210

---------------
(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the five year option term and are net of the exercise price but before taxes associated with the exercise. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the Board of Directors on the date of grant.

(3) Based on an aggregate of 982,386 options granted under the 1997 Stock Incentive Program in the fiscal year ended March 26, 1999.

(4) Exercise price and tax withholding obligations related to exercise may be paid in cash, check, promissory note, by delivery of already-owned shares of the Company's Common Stock subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(5) The stock options granted in the fiscal year ended March 26, 1999 are generally exercisable starting three months after the date of grant, with 6.25% of the shares covered thereby becoming exercisable at that time and with an additional 6.25% of the option shares becoming exercisable at the end of each three month period thereafter, with full vesting occurring on the fourth anniversary of the date of grant. Under the 1988 Stock Incentive Program, the Board retains the discretion to modify the terms, including the price, of outstanding options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth, for each of the Named Executive Officers, the aggregated option exercises in the last fiscal year and the year end value of unexercised options.

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                   UNDERLYING                   IN-THE-MONEY
                                                               UNEXERCISED OPTIONS               OPTIONS(1)
                              SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
            NAME                ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              ---------------   --------   -----------   -------------   -----------   -------------
Warren E. Pinckert II.......         --           $--        326,878        108,080          $ 0            $ 0
Steven L. Barbato...........         --            --         74,269         48,731            0              0
Robert J. Dominici..........         --            --         68,956        196,044            0              0
Gary E. Hewett..............         --            --          1,875         28,125            0              0
Andrea J. Tiller............         --            --         66,457         63,543            0              0

---------------
(1) Market last sale price of the Common Stock on March 26, 1999 of $2.00 per share minus the exercise price.

DIRECTORS' COMPENSATION

     Non-employee directors receive a $1,000 monthly retainer and a $1,000 director's meeting fee for each Board meeting they attend with the exception of the Chairman who receives a $2,000 monthly retainer and a $2,000 director's meeting fee for each Board meeting he attends. Non-employee directors also receive a $1,000 fee for each meeting of the Audit, Compensation, Governance or Nominating Committees attended that is not on the same day as a regular board meeting. In addition, the 1997 Stock Incentive Program provides that options to purchase the Company's Common Stock may be granted to non-employee directors pursuant to a non-discretionary, automatic grant mechanism, whereby each such director is granted an option to purchase 10,000 shares on the date of each Annual Meeting of Shareholders with the exception of the Chairman who is granted an option to purchase 20,000 shares on the date of each Annual Meeting of Shareholders, or an initial grant of 5,000 shares upon becoming a member of the Board of Directors if the date such director joins the Board is within six months of the most recent Annual Meeting of Shareholders. In August 1998, pursuant to the provisions of the 1997 Stock Incentive Program, Dr. Buchman, Mr. Castello, Mr. Landon and Mr. Wilson were each granted nonstatutory options to purchase 10,000 shares of the Company's Common Stock at an exercise price of $6.00 per share. Dr. Sadow was granted a nonstatutory option to purchase 20,000 shares of the Company's Common Stock at the same exercise price of $6.00 per share.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Board of Directors has approved a twelve-month wage and benefits continuation package, including but not limited to twelve months acceleration of Incentive Stock Option vesting and medical and dental coverage, for Mr. Pinckert. In the event he is terminated by the Company, for any or no reason, Mr. Pinckert will be paid, in a lump-sum, within thirty days of the date of such termination, an amount equal to one years' salary, at the rate of salary in effect immediately prior to such termination (minus applicable withholding).

     The Board of Directors has approved a six-month wage and benefits continuation package, including but not limited to six months acceleration of Incentive Stock Option vesting and medical and dental coverage, for Mr. Barbato, Mr. Dominici and Ms. Tiller. In the event they are terminated by the Company, for any or no reason, he or she will be paid, in a lump-sum, within thirty days of the date of such termination, an amount equal to six months salary, at the rate of his or her salary in effect immediately prior to such termination (minus applicable withholding).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") of the Board of Directors reviews and approves the Company's executive compensation policies. The Committee administers the Company's various incentive plans, including the 1997 Stock Incentive Program, sets compensation policies applicable to the Company's executive officers and evaluates the performance of the Company's executive officers. The compensation levels of the Company's executive officers for the fiscal year ended March 26, 1999, including base salary levels, potential bonuses and stock option grants were determined by the committee at the beginning of the fiscal year. The following is a report of the Committee describing the compensation policies and rationale applicable with respect to the compensation paid to the Company's executive officers for the fiscal year ended March 26, 1999.

  Compensation Philosophy

     The Company's philosophy in setting its compensation policies for executive officers is to maximize shareholder value over time. The primary goal of the Company's executive compensation program is therefore to closely align the interests of the executive officers with those of the Company's shareholders. To achieve this goal the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The Compensation Committee currently uses base salary, annual cash incentives and stock options to meet these goals.

  Base Salary

     Base salary is primarily used by the Company as a device to attract, motivate, reward and retain highly skilled executives. The Committee reviewed and approved fiscal 1999 base salaries for the Chief Executive Officer and other executive officers at the beginning of the fiscal year. Base salaries were established by the Committee based upon an executive officer's job responsibilities, level of experience, individual performance, contribution to the business, the Company's financial performance for the past year, and recommendations from management. The Committee also takes into account the salaries for similar positions at comparable companies, based on each individual Committee member's industry experience. In reviewing base salaries, the Committee focused significantly on each executives officer's prior performance with the Company and expected contribution to the Company's future success. In making base salary decisions, the Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. In fiscal 1999, as part of annual executive salary review, the Board approved a salary adjustment to increase Mr. Pinckert's salary to $240,000 awarded on the basis of the Company's performance and his execution of established duties during fiscal 1998. Adoption of such increase was approved solely by members of the Board of Directors who are not employees of the Company. During the course of fiscal 1999, however, Mr. Pinckert took a voluntary 10% reduction in his salary to $216,000 as part of the Company's cost-cutting measures.

  Annual Cash Incentives

     Each Named Executive Officer's bonus is based on qualitative and quantitative factors and is intended to motivate and reward such Named Executives Officers by directly linking the amount of any cash bonus to specific Company-based performance targets and specific individual-based performance targets. Annual incentive bonuses for Named Executive Officers are intended to reflect the Committee's belief that a portion of the compensation of each Named Executive Officer should be contingent upon the performance of the Company, as well as the individual contribution of each Named Executive Officer. To carry out this philosophy, the Board of Directors review and approves the financial budget for the fiscal year. The Compensation Committee then establishes target bonuses for each Named Executive Officer as a percentage of the officer's base salary. The Named Executive Officers, including Mr. Pinckert, must successfully achieve these performance targets which are submitted by management to the Compensation Committee for its evaluation and approval at the beginning of the fiscal year. The Company-based performance goals are tied to different indicators of the Company's performance, such as the operating results of the Company. The individual performance goals are tied to different indicators of such Named Executive Officer's performance, such as the financial performance of the Company, new product development and increase in the customer base. The Compensation Committee evaluates the completion of the Company-based performance targets and specific individual-based performance targets and approves a performance rating relative to the goals so completed. This scoring is influenced by the Compensation Committee's perception of the importance of the various corporate and individual goals. The Compensation Committee believes that the bonus arrangement provides an excellent link between the Company's earnings performance and the incentives paid to the Named Executive Officers. In fiscal 1999, Mr. Pinckert received $60,000 on the basis of the Company's performance and his execution of established duties during fiscal 1998.

  Stock Options

     The Compensation Committee provides the Company's Named Executive Officers with long-term incentive compensation through grants of stock options under the Company's 1997 Stock Incentive Program. The Compensation Committee believes that stock options provide the Company's Named Executive Officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. Such options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to Named Executives Officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the Named Executive Officer's relative position and responsibilities with the Company, the individual performance of the Named Executive Officer over the previous fiscal year, and the anticipated contribution of the Named Executive Officer to the attainment of the Company's long-term strategic performance goals. Stock options granted in prior years are also taken into consideration. The Compensation Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy. In fiscal 1999, the Compensation Committee recommended and the Board of Directors granted options to purchase 65,000 shares at fair market value on the date of grant to Mr. Pinckert on the basis of the Company's performance and his execution of established duties during fiscal 1998.

  Section 162(m)

     The Compensation Committee has considered the potential future effects of
Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's Named Executive Officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company has adopted a policy that, where reasonably practicable, the Company will take the necessary steps to conform its compensation, including compensation derived from the exercise of stock options, to comply with the deductibility limitations of Section 162(m).

                                          Respectfully submitted by
                                          Members of the Compensation Committee:

                                          John L. Castello
                                          Harvey S. Sadow, Ph.D.
                                          John H. Landon

                               PERFORMANCE GRAPH

     The following is a line graph comparing the cumulative total return to shareholders of the Company's Common Stock at March 26, 1999 since March 31, 1994 to the cumulative total return over such period of (i) the Nasdaq Stock Market United States Index and (ii) a Peer Group Index, which includes all companies in the Standard Industrial Classification Code 3826 -- Measuring and Controlling Devices, of which the Company is a member.

                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN(1)
      AMONG CHOLESTECH CORPORATION, THE NASDAQ STOCK MARKET UNITED STATES
LOGO                      INDEX AND A PEER GROUP(2)(3)
---------------
(1) Assumes that $100.00 was invested on March 31, 1994 in the Company's Common Stock or index, and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

(2) Peer Group is SIC Code 3826 -- Measuring and Controlling Devices.

(3) The Company operates on a 52/53 week fiscal year, which ends on the last Friday in March. Accordingly, the last trading day of its fiscal year may vary. For consistent presentation and comparison to the indices shown herein, the Company has calculated its stock performance graph assuming a March 31 year-end.

     The information contained above under the captions "Report of the Compensation Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

CERTAIN TRANSACTIONS.

     None.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission (the "Commission") thereunder require the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the Commission. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that all of the Section 16(a) filing requirements applicable to its executive officers, directors and ten percent shareholders were complied with during or with respect to the period from March 28, 1998 to March 26, 1999.

                                 OTHER MATTERS

     The Company is not aware of any other business to be presented at the Annual Meeting. If matters other than those described herein should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Dated: July 8, 1999

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             CHOLESTECH CORPORATION

                PROXY FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 19, 1999

The undersigned shareholder of Cholestech Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 8, 1999, and hereby appoints John L. Castello and Warren E. Pinckert II and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of Cholestech Corporation to be held on August 19, 1999 at 10:00 a.m., Pacific Time, at the Fairmont Hotel Atop Nob Hill located at 950 Mason Street in San Francisco, California 94108, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                            - FOLD AND DETACH HERE -

                                                               Please mark
                                                               your votes as
                                                               indicated in
                                                               this example. /X/


                                                      FOR           WITHHOLD
                                                  all nominees      (except as
                                                  listed below      indicated)
1.    ELECTION OF DIRECTORS:

      If you wish to withhold authority to vote       / /             / /
      for any individual nominee, strike a line through that nominee's name in the list below:

      John L. Castello         Harvey S. Sadow, Ph.D.
      John H. Landon           Larry Y. Wilson
      Warren E. Pinckert II    Joseph Buchman, M.D.

                                                      FOR   AGAINST   ABSTAIN

2.    PROPOSAL TO RATIFY THE APPOINTMENT OF           / /     / /       / /
      PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT
      PUBLIC ACCOUNTANTS OF THE COMPANY FOR
      FISCAL 2000:

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s)                                              Dated           , 1999

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                            - FOLD AND DETACH HERE -